IQSTEL Announces Strategic Decision to Uplist to NASDAQ and Executes Reverse Stock Split to Meet Minimum Listing Requirements

New York, NY – May 2nd, 2025 — IQSTEL Inc. (OTCQX: IQST), a leading multinational telecom and technology company, announced today that it has made the strategic decision to uplist to the NASDAQ stock exchange. As part of this process, the company has executed a reverse stock split at a ratio of 80:1 to meet the minimum share price required for listing. This marks a significant milestone in IQSTEL’s journey to expand its visibility, credibility, and access to broader capital markets. With $283 million in revenue reported for 2024 and a 96% year-over-year growth rate, the company is poised to enter a new phase of growth and recognition on a national exchange.

IQSTEL Shareholders Letter

The Future Has Arrived

Dear Shareholders,

Today marks a defining moment in the history of IQSTEL. We are proud to announce that management has made the strategic decision to uplist to the NASDAQ Capital Market. This key step in this process—a reverse stock split—has now been completed, allowing us to meet the minimum share price required for the NASDAQ stock exchange.

Why a Reverse Stock Split—And Why Now?

Our management team firmly believes that IQSTEL’s current market capitalization on the OTC market does not reflect the true value of our company, especially considering our outstanding performance and solid financial foundation. We are confident that a NASDAQ listing will bring our market value more in line with our real business strength.

Key Facts Supporting Our NASDAQ Uplisting:

• Revenue Growth: In 2024, IQSTEL reported $283 million in revenue, yet our market capitalization remains at only about 10% of that figure.

• Explosive Growth: We achieved 96% year-over-year revenue growth, but our valuation has not kept pace with performance.

• Strong Asset Base: With $79 million in assets, our valuation still reflects only a fraction of our balance sheet strength.

• Proven Profitability: Our core telecom division generates positive adjusted EBITDA and net income, confirming the scalability of our business model.

• Revenue Per Share vs. Stock Price: We reported $1.40 in revenue per share in 2024, while the stock price trades at less than 10% of that figure.

• Global Reach: With operations in over 20 countries and direct B2B relationships with major telecom operators, a NASDAQ listing is expected to enhance our global visibility and allow partners, customers, and vendors worldwide to invest in us—opening the door to thousands of new potential shareholders.

A New Chapter: Growth, Visibility, and Opportunity

We believe a NASDAQ listing opens a new era of opportunities for IQSTEL:

• Enhanced Credibility: It solidifies relationships with key customers who value transparency and the governance standards of a national exchange.

• Accelerated M&A: It enables acquisitions and mergers with larger, high-quality companies as we pursue our roadmap to become a $1 billion revenue company with sustainable profitability.

• Institutional Access: It places IQSTEL on the radar of institutional investors and leading technology firms—many of whom are restricted by their investment policies from investing in OTC-listed or sub-$3 stocks.

• Visibility to Tech Buyers: It increases exposure to global tech corporations seeking to acquire fast-growing, revenue-generating platforms. IQSTEL has built a world-class, scalable, and hard-to-replicate global connectivity infrastructure that is ready for expansion. A NASDAQ listing helps solidify and highlight the intrinsic value of our business infrastructure.

• Short Seller Protection: It also helps mitigate the negative effects of short selling, thanks to NASDAQ’s stronger regulatory framework.

A Direct Listing—With No Dilution

It’s important to emphasize that this is a direct listing. We are not raising capital as part of the uplisting because we already meet the required stockholders’ equity requirement. This approach avoids dilution and preserves shareholder value.

Additionally, our main investors have extended the maturity of their instruments to Q1 2026, providing greater stability and reaffirming their confidence in our long-term trajectory.

In the future, we may consider raising capital in connection with strategic acquisitions or major growth initiatives.

About the Reverse Stock Split

The reverse stock split has been executed at a ratio of 80:1, effective immediately. This applies to all authorized and outstanding common shares, with corresponding adjustments made to all classes of preferred shares, stock options, and convertible instruments.

This is not a dilutive event. It is a technical step to meet NASDAQ’s share price requirements and does not affect the total value of your investment. For full details, please refer to our recent 8-K filing and accompanying press release.

Looking Ahead

IQSTEL has outgrown a market for its securities on the OTC market. A NASDAQ listing gives our company the platform it deserves—where our high-growth, high-margin strategy can be recognized and rewarded by the broader investment community.

These are truly exciting times for all of us. We are confident that our NASDAQ listing will mark a transformational leap forward for IQSTEL.

On behalf of management, our independent Board of Directors, our subsidiaries´partners, and our global team, I want to personally thank you—our shareholders—for your trust, support, and belief in our vision.

The future has arrived. And together, we are ready for it.

Sincerely,

Leandro Jose Iglesias

President & CEO, IQSTEL Inc.

About IQSTEL Inc.

IQSTEL Inc. (OTCQX: IQST) is a multinational technology company offering cutting-edge solutions in Telecom, Fintech, Blockchain, Artificial Intelligence (AI), and Cybersecurity. Operating in 21 countries, iQSTEL delivers high-value, high-margin services to its extensive global customer base. iQSTEL projects $340 million in revenue for FY-2025, building on its strong business platform.

Use of Non-GAAP Financial Measures: The Company uses certain financial calculations such as Adjusted EBITDA, Return on Assets and Return on Equity as factors in the measurement and evaluation of the Company’s operating performance and period-over-period growth. The Company derives these financial calculations on the basis of methodologies other than generally accepted accounting principles (“GAAP”), primarily by excluding from a comparable GAAP measure certain items the Company does not consider to be representative of its actual operating performance. These financial calculations are “non-GAAP financial measures” as defined under the SEC rules. The Company uses these non-GAAP financial measures in operating its business because management believes they are less susceptible to variances in actual operating performance that can result from the excluded items, other infrequent charges and currency fluctuations. The Company presents these financial measures to investors because management believes they are useful to investors in evaluating the primary factors that drive the Company’s core operating performance and provide greater transparency into the Company’s results of operations. However, items that are excluded and other adjustments and assumptions that are made in calculating these non-GAAP financial measures are significant components in understanding and assessing the Company’s financial performance. These non-GAAP financial measures should be evaluated in conjunction with, and are not a substitute for, the Company’s GAAP financial measures. Further, because these non-GAAP financial measures are not determined in accordance with GAAP, and are thus susceptible to varying calculations, the non-GAAP financial measures, as presented, may not be comparable to other similarly-titled measures of other companies.

Adjusted EBITDA is not a recognized accounting measurement under GAAP; it should not be considered as an alternative to net income, as a measure of operating results, or as an alternative to cash flow as a measure of liquidity. It is presented here not as an alternative to net income, but rather as a measure of the Company's operating performance. Adjusted EBITDA excludes, in addition to non-operational expenses like interest expenses, taxes, depreciation and amortization; items that we believe are not indicative of our operating performance, such as:

•  Change in Fair Value of Derivative Liabilities: These adjustments reflect unrealized gains or losses that are non-operational and subject to market volatility.

•  Loss on Settlement of Debt: This represents non-recurring expenses associated with specific financing activities and does not impact ongoing business operations.

•  Stock-Based Compensation: As a non-cash expense, this adjustment eliminates variability caused by equity-based incentives.

The Company believes Adjusted EBITDA offers a clearer view of the cash-generating potential of its business, excluding non-recurring, non-cash, and non-operational impacts. Management believes that Adjusted EBITDA is useful in evaluating the Company's operating performance compared to that of other companies in its industry because the calculation of Adjusted EBITDA generally eliminates the effects of financing, income taxes, non-cash and certain other items that may vary for different companies for reasons unrelated to overall operating performance and also believes this information is useful to investors.

Safe Harbor Statement: Statements in this news release may be "forward-looking statements". Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions, or any other information relating to our future activities or other future events or conditions. Words such as "anticipate," "believe," "estimate," "expect," "intend", "could" and similar expressions, as they relate to the company or its management, identify forward-looking statements. These statements are based on current expectations, estimates, and projections about our business based partly on assumptions made by management. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: our ability to successfully market our products and services; our continued ability to pay operating costs and ability to meet demand for our products and services; the amount and nature of competition from other telecom products and services; the effects of changes in the cybersecurity and telecom markets; our ability to successfully develop new products and services; our ability to complete complementary acquisitions and dispositions that benefit our company; our success establishing and maintaining collaborative, strategic alliance agreements with our industry partners; our ability to comply with applicable regulations; our ability to secure capital when needed; and the other risks and uncertainties described in our prior filings with the Securities and Exchange Commission.

These statements are not guarantees of future performance and involve risks, uncertainties, and assumptions that are difficult to predict. Therefore, actual outcomes and results may and are likely to differ materially from what is expressed or forecasted in forward-looking statements due to numerous factors. Any forward-looking statements speak only as of the date of this news release, and iQSTEL Inc. undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this news release.

For more information, please visit www.iQSTEL.com.

Investor Relations Contact:

IQSTEL Inc.

300 Aragon Avenue, Suite 375, Coral Gables, FL 33134

Email: investors@iqstel.com